UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 15, 2017

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On November 15, 2017, Kevin Paap was named as a Class B Director of FBL Financial Group, Inc. (the "Company") and as a member of the Company's Class A Nominating and Corporate Governance Committee.  Mr. Paap currently serves as President of the Minnesota Farm Bureau Federation.

The Company's Class B shareholders are parties to a shareholders' agreement providing that with respect to the Company's six Class B Directors, five shall be presidents of a state Farm Bureau federation which is, or whose affiliate is, a Class B shareholder, and one may be an officer of a state Farm Bureau federation which is, or whose affiliate is, a Class B shareholder. Mr. Paap will be entitled to receive the same compensation as other Class B Directors, as described under the heading "Compensation of Non-Employee Directors" in the Company's most recent definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2017.

(e) On November 15, 2017, the Management Development and Compensation Committee (the “Committee”) of the Company elected to waive its power to exercise negative discretion under the Company’s annual cash incentive compensation plan (“STI Plan”) for 2017. The purpose of this waiver is to allow the Company to deduct STI Plan payments as accrued rather than as paid. Payments under the STI Plan will remain subject to certification of goal attainment by the Committee or its Stock Subcommittee and, in the case of the Company’s Section 16 officers, will remain subject to the Company’s clawback policy.

Also on November 15, 2017, the Committee approved changing the valuation calculation for certain restricted surplus units that serve as a component of the Company’s long-term incentive compensation program. The surplus units are based on the financial performance of Farm Bureau Property & Casualty Insurance Company (“FBPCIC”), a property-casualty insurer managed by the Company in exchange for a management fee. The value of the surplus units increases or decreases based on the average annual percentage change in surplus of FBPCIC for the three calendar years preceding the first vesting date following the grant date of the surplus units. FBPCIC may make defined benefit plan contributions in 2017 in excess of planned contributions, which would decrease the surplus of FBPCIC. The change in the valuation calculation approved by the Committee would exclude the impact of additional defined benefit plan contributions made by FBPCIC in 2017 in calculating the surplus of FBPCIC for purposes of the restricted surplus units that are to be valued at the end of 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2017                    FBL FINANCIAL GROUP, INC.

By    /s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer